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Exhibit 16.1 to Form 8-K

[Arthur Andersen LLP Letterhead]

May 31, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

        We have read paragraphs (b) through (e) of Item 4 on Form 8-K dated May 31, 2002 of The Genlyte Group Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: William G. Ferko, Vice President, Chief Financial Officer and Treasurer of The Genlyte Group Incorporated

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  Exhibit 16.1 to Form 8-K